CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of IVG Corp. of our report dated April 12, 2001.

/s/ Wrinkle, Gardner & Company, P.C.
__________________________________________
Wrinkle, Gardner & Company, P.C.
Friendswood, Texas
March 22, 2002

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